UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 12, 2023
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

9 Old Lincoln Highway, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(484) 568-5000 Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	MRBK	The NASDAQ Stock Market

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2023, Meridian Bank (a subsidiary of Meridian Corporation) announced the planned retirement of Joseph Cafarchio, Chief Credit Officer, effective October 13, 2023. Mr. Cafarchio has served in that position with Meridian since Meridian’s inception in 2004. Mr. Cafarchio will be succeeded in his role as Chief Credit Officer by Andy Fox, who joined Meridian after serving as a senior credit officer at a top 10 U.S. commercial bank.

Item 7.01.    Regulation FD Disclosure.

A copy of the press release announcing Mr. Cafarchio's planned retirement and Mr. Fox's appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.
(d)        Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release, issued October 11, 2023 by Meridian Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN CORPORATION (Registrant)

Dated: October 12, 2023

	By:	/s/ Denise Lindsay
Denise Lindsay
Executive Vice President and Chief Financial Officer